UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2007

RAM Holdings Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-32864	Not Applicable
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

RAM Re House
46 Reid Street
Hamilton HM 12 Bermuda
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (441) 296-6501

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(d)	On February 20, 2007, the Compensation Committee of the Board of Directors of the Company took the following actions with respect to the compensation of the Company’s named executive officers (which officers were determined by reference to the Company’s registration statement on Form S-1).

Bonuses for 2006

Name	2006 Cash Bonus ($)	2006 RSU Amount (#)
Vernon M. Endo	466,875	12,809
Richard Lutenski	334,375	9,173
David K. Steel	279,563	7,670
Mary Ellen Pavlovsky	392,819	0
James P. Gerry	238,875	6,553

The Compensation Committee’s policy is to pay bonuses 75% in cash and 25% in restricted share units representing the right to receive Common Shares (RSUs). Ms. Pavlovsky’s bonus was paid entirely in cash because she ceased to be an employee of the Company upon expiration of her employment agreement on December 15, 2006. The number of RSUs is determined based on a 25% discount to the market value of the Company’s common shares on the date of grant, as determined under the Company’s 2006 Equity Plan. In accordance with the Company’s 2006 Equity Plan, the market value of the Company’s Common shares on February 20th was determined to be $16.20, representing the average of the high and low price on the date of grant. The RSUs vest in four equal annual installments on the first four anniversaries of the date of grant.

Option Awards

The following stock options awards were granted on February 20, 2007 in respect of performance by the named executive officers during 2006. The options vest in four equal annual installments on the first four anniversaries of the date of grant. The exercise price of the options is $16.20 per share, representing the average of the high and low price on the date of grant as determined under the Company’s 2006 Equity Plan.

Name	Stock Option Awards (#)
Vernon M. Endo	77,220
Richard Lutenski	57,564
David K. Steel	49,982
James P. Gerry	38,470

In addition, in accordance with the Company’s policy regarding director compensation, each of the unaffiliated directors of the Company, namely Edward F. Bader, David L. Boyle, Allan S. Bufferd, Dirk A. Stuurop and Conrad P. Voldstad, received an annual award of options to purchase 2,600 Common Shares at an exercise price of $16.20 per share. The options vest in four equal annual installments on the first four anniversaries of the date of grant.

Item 8.01 Other Events.

On February 20, 2007, the Board of Directors of the Company approved the date, time, location and record date for our annual meeting of shareholders and certain other matters related to the annual meeting. We will hold our annual meeting of shareholders at the Hamilton Princess Hotel, 76 Pitts Bay Road, Hamilton, Bermuda on May 3, 2007 at 10:30 am local time. The record date for shareholders entitled to vote at the annual meeting is March 20, 2007.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAM Holdings Ltd.
(Registrant)

Dated: February 26, 2007	By:	/s/ Victoria W. Guest
Name: Victoria W. Guest
Title: General Counsel